Exhibit 5.1


                       KRAMER LEVIN NAFTALIS & FRANKEL LLP

                                919 THIRD AVENUE

                           NEW YORK, N.Y. 10022 - 3852


                                                               47, Avenue Hoche
   TEL (212) 715-9100                                             75008 Paris
   FAX (212) 715-8000                                               France


                                          July 19, 2002


Atlantic Technology Ventures, Inc.
350 Fifth Avenue
Suite 5507
New York, New York 10118

                  Post-Effective Amendment No. 1 to
                  Registration Statement on Form SB-2
                  -----------------------------------

Ladies and Gentlemen:

            We have acted as counsel to Atlantic Technology Ventures, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration for resale under the Securities Act of 1933, as amended (the "Act"), of an additional 833,331 shares of the Company's common stock, par value $.001 per share (the "Shares"), issued by the Company to Joseph Stevens & Company, Inc., the placement agent under the placement agent agreement dated as of November 6, 2001, between the Company and Joseph Stevens, for services rendered relating to a private placement of shares of the Company's common stock.

            In connection with the registration of the Shares, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby. In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us,
(ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied (i) on certificates of public officials and (ii) as to matters of fact, statements and certificates of officers and representatives of the Company.

            Based upon the foregoing, we are of the opinion that the Shares will, when sold, be validly issued, fully paid and non-assessable.

            We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                    Very truly yours,


                                    /s/ Kramer Levin Naftalis & Frankel LLP